Exhibit 10.55

[LETTERHEAD OF WACHOVIA CAPITAL FINANCE CORPORATION (CANADA)]

April 2, 2009

VIA EMAIL

SMTC Manufacturing Corporation of Canada/

Societe de Fabrication SMTC du Canada

635 Hood Road

Markham, Ontario L3R 4N6

Dear Ms. Jane Todd:

Re:	Wachovia Capital Finance Corporation (Canada) and SMTC Manufacturing Corporation of Canada/s/ociete de Fabrication SMTC du Canada

Reference is made to the second amended and restated Canadian loan agreement dated as of August 7, 2008 as amended by letter dated November 19, 2008 (as amended, modified, supplemented, extended, renewed, restated or replaced from time to time, the “Canadian Loan Agreement”) between Wachovia Capital Finance Corporation (Canada), as the Revolving Lender and the Agent, and SMTC Manufacturing Corporation of Canada/s/ociete de Fabrication STMC du Canada, as the Canadian Borrower.

1.	Definitions. In this letter, unless otherwise defined or the context otherwise requires, all capitalized terms shall have the respective meanings specified in the Canadian Loan Agreement.

2.	Waiver of Existing Events of Default.

(a)	Two (2) Events of Default have occurred and are existing under Section 9.1(a)(ii) of the Canadian Loan Agreement as a result of the Canadian Borrower breaching:

(i)	the EBITDA covenant in Section 8.19 of the Canadian Loan Agreement. More specifically, the Canadian Borrower failed to ensure that EBITDA for SMTC Corporation and its Subsidiaries was not less than US$8,500,000 on a consolidated rolling four (4) fiscal quarter basis at the end of December 2008; and

(ii)	the Fixed Charge Coverage Ratio covenant in Section 8.23 of the Canadian Loan Agreement. More specifically, the Canadian Borrower failed to ensure that SMTC Corporation and its Subsidiaries maintain a Fixed Charge Coverage Ratio of not less than 1.00x on a consolidated rolling four (4) fiscal quarter basis at the end of December 2008,

(collectively, the “Existing Events of Default”).

(b)	In the sole and absolute discretion of each of the Agent and the Revolving Lender, and in reliance on the specific description of the Existing Events of Default herein,

each of the Agent and the Revolving Lender hereby waives the Existing Events of Default.

(c)	Notwithstanding the foregoing, the waiver by each of the Agent and the Revolving Lender as set forth herein:

(i)	shall not extend to any other Default or Event of Default;

(ii)	shall not be construed as a waiver of any other provision of the Financing Agreements or any further or future action on the part of any of the Canadian Borrower or the Obligors that would require a consent or waiver by any of the Agent or the Revolving Lender; and

(iii)	is intended to be limited to the specific purpose and intent for which same has been provided and does not prejudice any rights or remedies that any of the Agent or the Revolving Lender may now have or may have in the future under or in connection with the Canadian Loan Agreement or the other Financing Agreements including, without limitation, the exercise of any rights and remedies by any of the Agent and the Revolving Lender.

(d)	Each of the Agent and the Revolving Lender reserves its rights and remedies at any time and from time to time in connection with any Default or Event of Default now existing or hereafter arising, other than the Existing Events of Default specifically waived herein.

3.	Amendment to Canadian Loan Agreement.

(a)	This letter is also an amendment to the Canadian Loan Agreement. Unless the context of this letter otherwise requires, the Canadian Loan Agreement and this letter shall be read together and shall have effect as if the provisions of the Canadian Loan Agreement and this letter were contained in one agreement. The term “Agreement” when used in the Canadian Loan Agreement means the Canadian Loan Agreement as amended by this letter, together with all amendments, modifications, supplements, extensions, renewals, restatements and replacements thereof from time to time.

(b)	The Canadian Loan Agreement is amended as follows:

(i)	The definition of “EBITDA” in Section 1.33 of the Canadian Loan Agreement is amended by adding the following new paragraph after subparagraph (iv):

“For purposes of EBITDA calculations with respect to fiscal year 2009 and the first fiscal quarter of 2010 of SMTC Corporation, negative EBITDA up to US$10,000,000 incurred by SMTC Corporation and its Subsidiaries in such period generated by the Boston operations and other restructuring as set out in the 2009 projections of SMTC Corporation provided by the Canadian Borrower to the Agent and approved by the Agent shall be excluded from such calculations.”.

(ii)	The definition of “Interest Rate” in Section 1.62 of the Canadian Loan Agreement is amended as follows:

(A)	by inserting “plus two (2%) percent per annum” after “Canadian Prime Rate” in the first line;

(B)	by inserting “plus two (2%) percent per annum” after “US Prime Rate” in the third line;

(C)	by deleting “one (1%)” in the fifth line and replacing it with “three (3%)”; and

(D)	by deleting “three (3%)” in the sixth line and replacing it with “five (5%)”.

(iii)	The definition of “Total Debt” in Section 1.120 of the Canadian Loan Agreement is deleted and replaced with

“1.120 “Total Debt”

“Total Debt” shall mean, at any time, the outstanding amount of the Obligations and all other obligations, liabilities and indebtedness of SMTC Corporation and its Subsidiaries, calculated on a consolidated basis and in accordance with GAAP, secured by valid and perfected first priority Liens on any property, assets or undertaking of such Persons minus the amount of cash held in the bank accounts of such Persons.”.

(iv)	Section 8.6(a)(i) “Financial Statements and Other Information” of the Canadian Loan Agreement is deleted and replaced with:

“(i) within thirty (30) days after the end of each fiscal month or within forty-five (45) days after the end of a fiscal month that is the month end of a fiscal quarter of SMTC Corporation, monthly unaudited financial statements of Canadian Borrower and US Borrowers and unaudited consolidating financial statements of SMTC Corporation (including in each case balance sheets, statements of income and loss, statements of cash flow, statements of shareholders’ equity, sales backlog reports and sales and profitability reports for the ten (10) largest customers of SMTC and its Subsidiaries), all in reasonable detail, fairly presenting the financial position and the results of the operations of US Borrowers, Canadian Borrower and SMTC Corporation and their respective Subsidiaries as of the end of and through such fiscal month together with a certificate of the chief financial officer of Canadian Borrower in form and content satisfactory to Canadian Lenders and substantially in the form attached hereto as Schedule 8.6 (each, an “Officer’s Compliance Certificate”) setting out compliance with Sections 8.19 and 8.23, as applicable, each as at the end of the most recent fiscal month of SMTC Corporation, and the calculations used to determine such compliance and attaching the financial statements used to determine such compliance;”.

(v)	Section 8.6(a)(ii) “Financial Statements and Other Information” of the Canadian Loan Agreement is deleted and replaced with:

“(ii) within forty-five (45) days after the end of each fiscal quarter of SMTC Corporation, quarterly unaudited financial statements of Canadian Borrower and US Borrowers and unaudited consolidating financial statements of SMTC Corporation (including in each case balance sheets, statements of income and loss, statements of cash flow, statements of shareholders’ equity, sales backlog reports and sales and profitability reports for the ten (10) largest customers of SMTC and its Subsidiaries), all in reasonable detail, fairly presenting the financial position and the results of the operations of US Borrowers, Canadian Borrower and SMTC Corporation and their respective Subsidiaries as of the end of and through such fiscal quarter together with an Officer’s Compliance Certificate in form and content satisfactory to Canadian Lenders setting out the Total Leverage Ratio for the calculation of the Applicable Margin and compliance with Sections 8.24 and 8.25 each as at the end of the most recent fiscal quarter of SMTC Corporation, and the calculations used to determine such ratio and compliance and attaching the financial statements used to determine such ratio and compliance;”.

(vi)	Schedules 8.6 and 8.19 hereto shall be schedules to the Canadian Loan Agreement.

(vii)	Section 8.19 “EBITDA” of the Canadian Loan Agreement is deleted and replaced with:

“8.19 EBITDA

The Canadian Borrower shall ensure that EBITDA for SMTC Corporation and its Subsidiaries, calculated at the end of each month on a consolidated trailing twelve (12) month basis, shall not be less than the amounts set forth in the table below:

End of Month	TTM EBITDA
January 2009	US$5,900,000

February 2009	US$6,200,00

March 2009	US$3,400,000

April 2009	US$3,400,000

May 2009	US$4,200,000

June 2009	US$3,700,000

July 2009	US$4,200,000

August 2009	US$4,000,000

September 2009	US$3,700,000

October 2009	US$3,800,000

November 2009	US$4,300,000

December 2009	US$3,800,000

January 2010	US$4,200,000

February 2010	US$4,700,000

March 2010	US$5,500,000

It is the intention of the Agent and the Canadian Borrower to reset in writing the EBITDA covenant in Section 8.19 by April 10, 2010 and if the Agent and the Canadian Borrower cannot agree on such reset by April 10, 2010 then the Canadian Borrower shall comply with the Fixed Charge Coverage Ratio in Section 8.23.

The Agent and the Canadian Borrower acknowledge and agree that Schedule 8.19 sets out how the Agent calculated the EBITDA covenant in Section 8.19 and that total 2008 EBITDA of US$5,897,000 in column A in Schedule 8.19 represents EBITDA for 2008 retrieved from SMTC Corporation’s 2008 financial statements.”.

(viii)	Section 8.23 “Fixed Charge Coverage Ratio” of the Canadian Loan Agreement is deleted and replaced with:

“8.23 Fixed Charge Coverage Ratio

In the event that the Agent and the Canadian Borrower cannot agree to reset in writing the EBITDA covenant in Section 8.19 by April 10, 2010 then the Canadian Borrower shall ensure that SMTC Corporation and its Subsidiaries maintain a Fixed Charge Coverage Ratio of not less than 1.25:1 calculated at the end of each fiscal month starting with April 2010 on a consolidated trailing twelve (12) month basis and in accordance with GAAP.”.

(ix)	Section 8.24 “Maximum Total Debt” of the Canadian Loan Agreement is deleted and replaced with the following:

“8.24 Maximum Total Debt

The Canadian Borrower shall ensure that the outstanding Total Debt of SMTC Corporation and its Subsidiaries under this Agreement, the US Loan Agreement and Capital Leases shall not exceed the applicable number set forth in the table below times trailing twelve (12) month EBITDA of SMTC Corporation and its Subsidiaries calculated at the end of each fiscal quarter in the table below on a consolidated basis in accordance with GAAP:

End of Fiscal Quarter	Maximum Total Debt/EBITDA

March 2009	6.3x

June 2009	4.7x

September 2009	3.9x

December 2009	3.1x

Each Fiscal Quarter thereafter	3.0x

(x)	Section 8.25 “Maximum Capital Expenditures” of the Canadian Loan Agreement is deleted and replaced with:

“8.25 Maximum Unfunded Capital Expenditures

The Canadian Borrower shall ensure that SMTC Corporation and its Subsidiaries do not, directly or indirectly, make or commit to make, whether through purchase, capital leases or otherwise, unfunded Capital Expenditures in an aggregate amount in excess of US$1,000,000 for fiscal year 2009 of SMTC Corporation.

It is the intention of the Agent and the Canadian Borrower to reset in writing the Maximum Unfunded Capital Expenditures covenant in Section 8.25 by April 10, 2010 and if the Agent and the Canadian Borrower cannot agree on such reset by April 10, 2010 then the maximum unfunded capital expenditure amount above shall be US$500,000 for each fiscal year of SMTC Corporation on a go forward basis.”.

(xi)	Section 8 “Affirmative and Negative Covenants” of the Canadian Loan Agreement is amended by adding the following new Section 8.27 “Total Excess Availability” thereto:

“8.27 Total Excess Availability

The Canadian Borrower shall ensure that Total Excess Availability at all times is not less than US$1,000,000.”.

(xii)	Section 9.1(a)(ii) “Events of Default” of the Canadian Loan Agreement is amended by:

(A)	deleting “and” in the fourth line and replacing it with “,”; and

(B)	inserting “and 8.27” after “8.26” in the fourth line.

(c)	The effective date of the amendment to the Canadian Loan Agreement provided in this letter is April 2, 2009.

4.	No Novations. Nothing in this letter, or in the Canadian Loan Agreement when read together with this letter, shall constitute a novation, payment, re-advance or reduction or termination in respect of any Obligations.

5.	Financing Agreement. This letter is a Financing Agreement.

6.	Intentionally Deleted.

7.	Expenses. The Canadian Borrower shall pay all fees, expenses and disbursements including, without limitation, legal fees, incurred by or payable to the Agent and Revolving Lender in connection with the preparation, negotiation, completion, execution, delivery and review of this letter and all other documents and instruments arising therefrom and/or executed in connection therewith.

8.	Conditions Precedent to Effectiveness. This letter shall not be effective until each of the following conditions has been met to the satisfaction of each of the Agent and the Revolving Lender or has been waived in writing (in whole or in part) by all of them in their sole respective discretion:

(a)	the Agent and the Revolving Lender have received this letter duly authorized, executed and delivered by each of the Canadian Borrower and the Obligors;

(b)	no Default or Event of Default has occurred and is continuing other than the Existing Events of Default; and

(c)	no material adverse change shall have occurred with respect to any of the Canadian Borrower or the Obligors since the date of the Agent’s latest field examination and no change or event shall have occurred which would have a material adverse effect on any of the Canadian Borrower or the Obligors.

9.	Continuance of Canadian Loan Agreement and Security.

(a)	The Canadian Loan Agreement, as amended by this letter, shall be and continue in full force and effect and is hereby confirmed and the rights and obligations of all parties thereunder shall not be affected or prejudiced in any manner except as specifically provided for herein.

(b)	Each of the Canadian Borrower and the Obligors hereby acknowledges, confirms and agrees that:

(i)	all security delivered by the Canadian Borrower and the Obligors secures the payment of all of the Obligations including, without limitation, the obligations arising under the Canadian Loan Agreement, as amended by the terms of this letter;

(ii)	the Agent and the Canadian Lenders shall continue to have valid, enforceable and perfected first priority liens upon the collateral described in the Financing Agreements, subject only to liens expressly permitted pursuant to the Canadian Loan Agreement.

(c)	To induce the Agent and the Revolving Lender to enter into this letter, each of the Canadian Borrower and the Obligors hereby represent and warrant to each of the Agent and the Revolving Lender as follows, which representations and warranties shall survive the execution and delivery of this letter:

(i)	after giving effect to this letter, the Canadian Borrower and the Obligors are in compliance with all covenants in the Financing Agreements;

(ii)	after giving effect to this letter, all the representations and warranties set out in the Financing Agreements are true and accurate;

(iii)	after giving effect to this letter, no Default or Event of Default has occurred or is continuing;

(iv)	after giving effect to this letter, no material adverse change has occurred with respect to any of the Canadian Borrower or the Obligors since the date of the Agent’s latest field examination and no change or event has occurred which would have a material adverse effect on any of the Canadian Borrower or the Obligors;

(v)	the execution delivery, delivery and performance of this letter and the transactions contemplated hereunder are all within its powers, have been duly authorized by it and are not in contravention of law or the terms of its organizational documents or any indenture, agreement or undertaking to which it is a party or by which it or its property is bound;

(vi)	it has duly executed and delivered this letter; and

(vii)	this letter constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

10.	Counterparts. This letter may be executed in any number of separate original, facsimile or pdf counterparts, each of which shall be deemed an original and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

11.	Governing Law. The validity, interpretation and enforcement of this letter and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein.

12.

Further Assurances. At the request of any of the Agent or the Revolving Lender at any time and from time to time, each of the Canadian Borrower and the Obligors shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be requested by any of the Agent or the Revolving Lender to effectuate the provisions or purposes of this letter.

13.	Amendments and Waivers. Neither this letter nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by the parties hereto.

14.	Headings. The division of this letter into sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this letter.

15.	Successors and Assigns. This letter shall be binding upon and inure to the benefit of and be enforceable by the Agent, the Revolving Lender, the Canadian Borrower and the Obligors and their respective successors and assigns. The Canadian Borrower and the Obligors may not assign their respective rights under this letter without the prior written consent of the Agent and the Revolving Lender.

16.	Partial Invalidity. If any provision of this letter is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this letter as a whole, but this letter shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

17.	Acceptance. If the foregoing correctly sets out our agreement, please indicate your acceptance of this letter by signing below and returning an executed copy to us by no later than 5:00 p.m. on April 2, 2009 (the “Effective Date”). If not so signed and returned to us on the Effective Date, this letter shall be null and void.

Yours truly,

REVOLVING LENDER AND AGENT:

WACHOVIA CAPITAL FINANCE

CORPORATION (CANADA)

By:	/s/ Carmela Massari
Name: Carmela Massari Title: First Vice President

By:
Name: Title:

Agreed this 2nd day of April 2009.

CANADIAN BORROWER:

SMTC MANUFACTURING

CORPORATION OF CANADA/s/OCIETE

DE FABRICATION SMTC DU CANADA

By:	/s/ John Caldwell
Name: John Caldwell Title: President & CEO

By:	/s/ Jane Todd
Name: Jane Todd Title: CFO & Secretary

OBLIGORS:

Each of the undersigned Obligors hereby:

(a)	acknowledges, confirms and agrees that such Obligor’s Financing Agreements (as each of the same may have been amended, modified, supplemented, extended, renewed, restated or replaced) remain in full force and effect as at the date hereof in respect of the Obligations under the Canadian Loan Agreement;

(b)	acknowledges and confirms that such Obligor has received a copy of the Canadian Loan Agreement and this letter and understands and agrees to the terms thereof;

(c)	acknowledges and confirms that the representations and warranties set forth in the Financing Agreements to which it is a party continue to be true and correct as of the date hereof; and

(d)	acknowledges and confirms that it is in compliance with the covenants set forth in the Financing Agreements to which it is a party as of the date hereof.

Dated as of the 2nd day of April, 2009.

SMTC CORPORATION		SMTC HOLDINGS, LLC

By:	/s/ John Caldwell	By:	/s/ John Caldwell
	Name: John Caldwell Title: President & CEO		Name: John Caldwell Title: President & CEO

By:	/s/ Jane Todd	By:	/s/ Jane Todd
	Name: Jane Todd Title: CFO & Secretary		Name: Jane Todd Title: CFO & Secretary

HTM HOLDINGS, INC.		RADIO COMPONENTES DE MEXICO, S.A. DE C.V.

By:	/s/ John Caldwell	By:	/s/ John Caldwell
	Name: John Caldwell Title: President & CEO		Name: John Caldwell Title: President & CEO

By:	/s/ Jane Todd	By:	/s/ Jane Todd
	Name: Jane Todd Title: CFO & Secretary		Name: Jane Todd Title: CFO & Secretary

SMTC DE CHIHUAHUA, S.A. DE C.V.		SMTC NOVA SCOTIA COMPANY

By:	/s/ John Caldwell	By:	/s/ John Caldwell
	Name: John Caldwell Title: President & CEO		Name: John Caldwell Title: President & CEO

By:	/s/ Jane Todd	By:	/s/ Jane Todd
	Name: Jane Todd Title: CFO & Secretary		Name: Jane Todd Title: CFO & Secretary

SMTC MANUFACTURING CORPORATION OF CALIFORNIA		SMTC MEX HOLDINGS, INC.

By:	/s/ John Caldwell	By:	/s/ John Caldwell
	Name: John Caldwell Title: President & CEO		Name: John Caldwell Title: President & CEO

By:	/s/ Jane Todd	By:	/s/ Jane Todd
	Name: Jane Todd Title: CFO & Secretary		Name: Jane Todd Title: CFO & Secretary

SMTC MANUFACTURING CORPORATION OF MASSACHUSETTS

By:	/s/ John Caldwell
Name: John Caldwell Title: President & CEO

By:	/s/ Jane Todd
Name: Jane Todd Title: CFO & Secretary

SCHEDULE 8.6

FORM OF OFFICER’S COMPLIANCE CERTIFICATE

FORM OF COMPLIANCE CERTIFICATE

This Compliance Certificate (this “Certificate”) is delivered to you pursuant to the Second Amended and Restated Canadian Loan Agreement dated as of August 7, 2008, by and among SMTC MANUFACTURING CORPORATION OF CANADA, as Canadian Borrower, and WACHOVIA CAPITAL FINANCE CORPORATION (CANADA), as Revolving Lender and Agent, and the Second Amended and Restated US Loan Agreement dated as of August 7, 2008 by and among SMTC MANUFACTURING CORPORATION OF CALIFORNIA, SMTC MANUFACTURING CORPORATION OF MASSACHUSETTS, SMTC MEX HOLDINGS, INC., as US Borrowers, WACHOVIA CAPITAL FINANCE CORPORATION (CENTRAL), as Revolving Lender and Agent, and EXPORT DEVELOPMENT CANADA, as Tranche B Lender and Tranche B Agent.

1.	I am the duly elected, qualified and acting Senior Vice President Finance and Chief Financial Officer of the Borrowers and SMTC Corporation.

2.	I have reviewed and am familiar with the contents of this Certificate.

3.	I have reviewed the terms of the Canadian Loan Agreement and the US Loan Agreement referred to above.

4.	Attached hereto as Attachment is a certificate signed by me demonstrating compliance with the EBITDA covenants set forth in Section 8.19 of the Canadian Loan Agreement and Section 8.18 of the US Loan Agreement together with the financial statements used to determine such compliance.

5.	Attached hereto as Attachment 2 is a certificate signed by me demonstrating compliance with the Fixed Charge Coverage Ratio covenants set forth in Section 8.23 of the Canadian Loan Agreement and Section 8.22, of the US Loan Agreement together with the financial statements used to determine such compliance.

6.	Attached hereto as Attachment is a certificate signed by me demonstrating compliance with the Maximum Total Debt covenants set forth in Section 8.24 of the Canadian Loan Agreement and Section 8.23 of the US Loan Agreement together with the financial statements used to determine such compliance.

7.	Attached hereto as Attachment 4 is a certificate signed by me demonstrating compliance with the Maximum Unfunded Capital Expenditures covenants set forth in Section 8.25 of the Canadian Loan Agreement and Section 8.24 of the US Loan Agreement together with the financial statements used to determine such compliance.

IN WITNESS WHEREOF, I execute this Certificate this          day of                     , 20        .

SMTC CORPORATION

By:

        Name: Jane Todd

        Title: SVP Finance and CFO

Company Name	31/03/2009 15:41
EBITDA Compliance Certificate
For Month and YTD period ending:

	Monthly Actual	YTD Actual

Net income	—	—

Plus: Interest	—	—

Plus: Income taxes	—	—

Plus: Depreciation	—	—

Plus: Amortization	—	—

Less: Unusual gains Detail below	—	—

Plus: Unusual losses Detail below	—	—

Plus: Stock option expenses	—	—

EBITDA	—	—

Monthly rolling EBITDA

EBITDA for:	months ended	$—

EBITDA for the month of:		—

Rolling month /QTR EBITDA at

Standard

Compliance		no

Name

Signature

Title

Date

Company Name	XXXXXXXXXX
FCCR Compliance Certificate
For the period ending X month ending date

EBITDA for period ending: Date	$—
Fixed Charges	—
Pension Payments	—
Capital Leases Payments	—
Interest Payments	—
Unfunded Capital Expenditures	—
Maintenance Capex	—
Cash Taxes	—
Other	—
Other	—
Other	—

Total Fixed Charges	$—

Fixed Charge Covenant Ratio	#DIVIO!

Standard	0

Compliance	#DIV/O!

Name

Signature

Title

Date

Company Name
Debt/EBITDA minus Unfunded Capex Ratio
Date

	31-Mar	30-Jun	30-Sep	31-Dec
Revolver
Term (Current)
Leases (Current)
Term( LT)
Leases (LT)
Letters of credit	—

Total debt	—	—	—	—

EBITDA (4 QTR Rolling)

Debt/EBITDA	#D1V/O!	#DIV/O!	#DIV/O!	#D1V/O!

Standard	6.9	5.2	4.4	3.6

Compliance	#DIV/O!	#DIV/O!	#DIV/O!	#DIV/O!

Name

Signature

Title

Date

Company Name	3/31/2009 16:34
Date
Unfunded CAPEX Covenant

	31-Mar	30-Jun	30-Sep	31-Dec
YTD CAPEX
YTD CAPEX financing

YTD Unfunded CAPEX	$—	$—	$—	$—

Maximum	$1,000,000	$1,000,000	$1,000,000	$1,000,000

Compliance	YES	YES	YES	YES

Name

Signature

Title

Date

SCHEDULE 8.19

EBITDA CALCULATIONS

SMTC EBITDA(US$)	A Actual 2008	B Plan 2009	C 85% plan	D Rolling 12-mth 2009	E Rolling 12-mth adj non qtr mths	F Covenant
Jan	$(1,016)	$(461)	$(530)	$6,383	$5,883	$5,900
Feb	30	107	91	6,444	6,194	6,200
Mar	3,316	347	295	3,423	3,423	3,400
Apr	(475)	233	198	4,096	3,366	3,400
May	107	466	396	4,385	4,135	4,200
Jun	1,300	698	593	3,678	3,678	3,700
Jul	(950)	360	306	4,934	4,204	4,200
Aug	1,187	600	510	4,257	4,007	4,000
Sep	1,212	693	589	3,634	3,634	3,700
Oct	(589)	390	332	4,555	3,816	3,800
Nov	371	394	335	4,519	4,269	4,300
Dec	1,404	759	645	3,760	3,760	3,800
Total	$5,897	$4,586	$3,760	$3,760	$3,760	$3,800

Per 2008 10 K	$5,897

Jan 2010		$390	$332	$4,680	$4,180	$4,200
Feb 2010		394	335	4,983	4,733	4,700
Mar 2010		759	645	5,447	5,447	5,500

Note:

If financial covenant is not reset by April 10, 2010, April test will be FCCR 1.25:1

Column A represents actual EBITDA for 2008 retrieved from client's projection model and total matched to 2008 10K

Column B represents EBITDA per 2009 projections

Column C represents 85% of 2009 projected EBITDA

Column D represents rolling EBITDA (A and C)

Column E is the same as D except that non-qtr month ends are lower than in D—QTR end periods are equal

Column F covenant ( rounded)